EXHIBIT 4.1
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                               ENTECH SOLAR, INC.

                          CERTIFICATE OF DESIGNATIONS
                     OF PREFERENCES, RIGHTS AND LIMITATIONS
                                       OF
                            SERIES G PREFERRED STOCK

           The undersigned, Sandra J. Martin, hereby certifies that:

     1. She is the Chief Financial Officer of Entech Solar, Inc., a Delaware corporation (the "Corporation").
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     2.    The Corporation is authorized to issue 10,000,000 shares of preferred stock, of which 66,667 shares of Series A Preferred Stock, 611,111 shares of Series B Preferred Stock, 750,000 shares of Series C Preferred Stock, 8,000,000 shares of Series D Preferred Stock, 19,700 shares of Series E Preferred Stock, and 20,000 shares of Series F Preferred Stock have been designated and authorized and of which no shares of Series A Preferred Stock, 611,111 shares of Series B Preferred Stock, no shares of Series C Preferred Stock, 4,892,857 shares of Series D Preferred Stock, no shares of Series E Preferred Stock, and no shares of Series F Preferred Stock are currently issued and outstanding.


     3.     The following resolutions were duly adopted by the Board of
Directors:

     WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, $0.01 par value per share (the "Preferred Stock"), issuable from time to
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time in one or more series;

     WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them; and

     WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 1,000 shares of the Preferred Stock which the Corporation has the authority to issue, with face value of $10,000.00 per share, as follows:

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:


                            TERMS OF PREFERRED STOCK

1.     Designation, Amount and Par Value.  The series of Preferred Stock shall
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be designated as the Corporation's Series G Preferred Stock (the "Series G
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Preferred Stock") and the number of shares so designated shall be 1,000 (which
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shall not be subject to increase without any consent of the holders of the
Series G  Preferred Stock (each a "Holder" and collectively, the "Holders") that
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may be required by applicable law.  Each share of Series G Preferred Stock shall have a par value of $0.01 per share.

2.     Ranking and Voting.
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       a.     Ranking.  The Series G Preferred Stock shall, with respect to
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dividend rights and rights upon liquidation, winding-up or dissolution, rank:
(i) senior to the Corporation's common stock, par value $0.001 per share ("Common Stock"), and any other class or series of preferred stock of the
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Corporation except as set forth in clause (ii) below (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Preferred Stock, the "Junior Securities"); and (ii) junior to the Series D
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Preferred Stock and all existing and future indebtedness of the Corporation.

       b.     Voting.  Except as required by applicable law or as set forth
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herein, the holders of shares of Series G Preferred Stock will have no right to vote on any matters, questions or proceedings of this Corporation including, without limitation, the election of directors.

3.     Dividends and Other Distributions.  Commencing on the date of the
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issuance of any such shares of Series G Preferred Stock (each respectively an
"Issuance Date"), Holders of Series G Preferred Stock shall be entitled to
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receive annual dividends on each outstanding share of Series G Preferred Stock
("Dividends"), which shall accrue in shares of Series G Preferred Stock at a
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rate equal to 10.0% per annum from the Issuance Date.  Accrued Dividends shall
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be payable upon redemption of the Series G Preferred Stock in accordance with
Section 6.
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        a.    Any calculation of the amount of such Dividends payable pursuant to the provisions of this Section 3 shall be made based on a 365-day year and on
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the number of days actually elapsed during the applicable period, compounded annually.

        b. So long as any shares of Series G Preferred Stock are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any Junior Securities. The Common Stock shall not be redeemed while the Series G Preferred Stock is outstanding.

4.     Protective Provision.  So long as any shares of Series G Preferred Stock
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are outstanding, the Corporation shall not, without the affirmative approval of the Holders of a majority of the shares of the Series G Preferred Stock then outstanding (voting as a class),
(a) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock or alter or amend this Certificate of Designations, (b) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise pari passu with the Series G Preferred Stock, (c) amend its certificate or articles of incorporation, articles of association, or other charter documents in breach of any of the provisions of this Certificate of Designations, (d) increase the authorized number of shares of Series G Preferred Stock, (e) liquidate, dissolve or wind-up the business and affairs of the Corporation, or effect any Deemed Liquidation Event (as defined below), or (f) enter into any agreement with respect to the foregoing.


     a.      A "Deemed Liquidation Event" shall mean: (i) a merger or
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consolidation in which the Corporation is a constituent party or a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

     b. The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 4(a) unless the agreement or plan of
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merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5.
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5.     Liquidation.
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       a.    Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Corporation, before any distribution or payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, the Holders of Series G Preferred Stock shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount with respect to each outstanding share of Series G Preferred Stock equal to $10,000.00 (the "Original Series G
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Issue Price"), plus any accrued but unpaid Dividends thereon (collectively, the
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"Series G Liquidation Value").  If, upon any liquidation, dissolution or winding
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up of the Corporation, whether voluntary or involuntary, the amounts payable with respect to the shares of Series G Preferred Stock are not paid in full, the holders of shares of Series G Preferred Stock shall share equally and ratably in any distribution of assets of the Corporation in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled.

       b. After payment has been made to the Holders of the Series G Preferred Stock of the full amount of the Series G Liquidation Value, any remaining assets of the Corporation shall be distributed among the holders of the Corporation's Junior Securities in accordance with the Corporation's Certificates of Designation and Certificate of Incorporation.

       c. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make payment in full to all Holders, then such assets shall be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

6.     Redemption.
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       a.    Corporation's Redemption Option.  Upon or after the fourth
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anniversary of the initial Issuance Date, the Corporation shall have the right, at the Corporation's option, to redeem all or a portion of the shares of Series G Preferred Stock, at a price per share (the "Corporation Redemption Price")
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equal to 100% of the Series G Liquidation Value.


       b.    Early Redemption.  Prior to redemption pursuant to Section 6(a)
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hereof, the Corporation shall have the right, at the Corporation's option, to redeem all or a portion of the shares of Series G Preferred Stock, at a price per share equal to: (i) 127% of the Series G Liquidation Value if redeemed on or after the first anniversary but prior to the second anniversary of the initial Issuance Date, (ii) 118% of the Series G Liquidation Value if redeemed on or after the second anniversary but prior to the third anniversary of the initial Issuance Date, and (iii) 109% of the Series G Liquidation Value if redeemed on or after the third anniversary but prior to the fourth anniversary of the initial Issuance Date.


       c.    Mandatory Redemption.  If the Corporation determines to liquidate,
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dissolve or wind-up its business and affairs, or effect any Deemed Liquidation
Event, the Corporation shall redeem the Series G Preferred Stock at the prices set forth in Section 6(b) including the premium for early redemption set forth
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therein.


       d.    Mechanics of Redemption.  If the Corporation elects to redeem any
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of the Holders' Series G Preferred Stock then outstanding, it shall do so by delivering written notice thereof via facsimile and overnight courier ("Notice
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of Redemption at Option of Corporation") to each Holder, which Notice of
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Redemption at Option of Corporation shall indicate (A) the number of shares of
Series G Preferred Stock that the Corporation is electing to redeem and (B) the Corporation Redemption Price (plus the premium for early redemption pursuant to
Section 6(b) if applicable).
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       e.    Payment of Redemption Price.  Upon receipt by any Holder of a
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Notice of Redemption at Option of Corporation, such Holder shall promptly submit to the Corporation such Holder's Series G Preferred Stock certificates. Upon receipt of such Holder's Series G Preferred Stock certificates, the Corporation shall pay the Corporation Redemption Price (plus the premium for early redemption pursuant to Section 6(b) if applicable), to such Holder, at the
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Corporation's option either (i) in cash, or (ii) by offset against any outstanding note payable from Holder to the Corporation that was issued by Holder in connection with the exercise of warrants by such Holder.


7.     Transferability. The Series G Preferred Stock may only be sold,
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transferred, assigned, pledged or otherwise disposed of ("Transfer") in
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accordance with state and federal securities laws.  The Corporation shall keep at its principal office, or at the offices of the transfer agent, a register of the Series G Preferred Stock. Upon the surrender of any certificate representing Series G Preferred Stock at such place, the Corporation, at the request of the record Holder of such certificate, shall execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the Holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

8.     Miscellaneous.
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       a.    Notices.  Any and all notices to the Corporation shall be addressed
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to the Corporation's President or Chief Executive Officer at the Corporation's
principal place of business on file with the Secretary of State of the State of Delaware. Any and all notices or other communications or deliveries to be provided by the Corporation to any Holder hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 8 prior to 5:30 p.m.
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Eastern time, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, (iii) the second business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

       b.    Lost or Mutilated Preferred Stock Certificate.  Upon receipt of
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evidence reasonably satisfactory to the Corporation (an affidavit of the registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series G Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution or other institutional investor its own agreement shall be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Corporation shall, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

       c.    Headings.  The headings contained herein are for convenience only,
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do not constitute a part of this Certificate of Designations and shall not be deemed to limit or affect any of the provisions hereof.

     RESOLVED, FURTHER, that the chairman, chief executive officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file a Designation of Preferences, Rights and Limitations of Series G Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.


IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations this 16th day of February, 2010.


By:     /s/ Sandra J. Martin
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       Name:   Sandra J. Martin
       Title:  Chief Financial Officer